Exhibit 24(b)(11)



                        Consent of Independent Auditors






The Board of Directors
Aetna Series Fund, Inc.:

We consent to the use of our report, included herein, and to the references to our Firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.



                                               /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
February 29, 1996